EXHIBIT 10 (s)





                                 AMENDMENT NO. 5
                                     TO THE
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                INCENTIVE PROGRAM
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    Amendment No. 5 dated as of December 21, 1995, to Graham-Field Health

Products, Inc.'s Incentive Program, as amended (the "Incentive Program").


          The Incentive Program is hereby amended as follows:

1.   Section 8(c) of the Incentive Program is hereby amended to read in its entirety as follows:


          "(c) Grant of Options. For each calendar year following the adoption
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year of this Program, options to purchase Ten Thousand (10,000) shares shall be automatically granted to eligible directors on January 2 (or if January 2 is not a business day, on the next succeeding business day) of each year beginning

January 1, and ending December 31 ("Program Year").